VIRTUS ALTERNATIVE SOLUTIONS TRUST

VIRTUS ASSET TRUST

VIRTUS EQUITY TRUST

VIRTUS OPPORTUNITIES TRUST

VIRTUS RETIREMENT TRUST

VIRTUS VARIABLE INSURANCE TRUST

(collectively, the “Trusts”)

and

Duff & Phelps Select MLP and Energy Fund Inc.

Virtus Global Multi-Sector Income Fund

Virtus Total Return Fund Inc.

(collectively, the ”Closed-End Funds”)

(the Trusts and the Closed-End Funds collectively, the “Virtus Funds”)

RESOLUTIONS ADOPTED BY THE BOARDS OF TRUSTEES

OF THE TRUSTS AND THE CLOSED-END FUNDS ON JUNE 17, 2020

WITH RESPECT TO THE FIDELITY BOND FOR THE VIRTUS FUNDS

RESOLVED:	That, due consideration having been given to the value of the aggregate assets of the Virtus Funds to which any officer or employee of the Virtus Funds may have access, the type and terms of the arrangements made for the custody and safekeeping of such assets, and the nature of the securities in the Virtus Funds, it is hereby determined that a joint Investment Company Blanket Bond in an amount as presented to the Meeting will adequately protect the Virtus Funds against larceny and embezzlement by any officer or employee of the Virtus Funds, and is in the best interests of the Virtus Funds and shareholders, and is hereby approved, as recommended by the Committee;

FURTHER
RESOLVED:	That due consideration having been given to the amount of the Investment Company Blanket Bond, the coverage of investment advisers, the distributor of the Virtus Funds and their applicable affiliates including Virtus Partners, Inc. and Virtus Investment Partners, Inc. as parents to the affiliated service providers, in addition to the Virtus Funds, and the nature of the activities of such additional insureds, it is hereby determined, as recommended by the Committee, that an allocation of the aggregate premiums among the Virtus Funds on the basis of average net assets after applying a portion of the premium to those certain Virtus affiliated parties as presented at the Meeting, is fair and reasonable; and

FURTHER
RESOLVED:	That the officers of the Virtus Funds be, and they hereby are, as recommended by the Committee, authorized to acquiesce in the inclusion of other parties to the Investment Company Blanket Bond and the addition of parties to the Joint Insured Bond Agreement, from time to time, in each case upon the advice of counsel and without further approval, provided however, that in the case of the Investment Company Blanket Bond, the minimum coverage for each fund insured by such bond be, in the aggregate, no less than the amount required pursuant to Rule 17g-1 under the Investment Company Act of 1940, as amended.

One Financial Plaza, Hartford, CT 06103    800.248.7971

Securities distributed by VP Distributors, LLC

CERTIFICATE OF SECRETARY

OF

VIRTUS ASSET TRUST

VIRTUS EQUITY TRUST

VIRTUS OPPORTUNITIES TRUST

VIRTUS RETIREMENT TRUST

(each, a “Trust”)

The undersigned, Kevin J. Carr, being the Senior Vice President, Chief Legal Officer, Counsel and Secretary of each Trust, each a Delaware statutory trust, hereby certifies that attached hereto is a true and correct copy of resolutions adopted by the Board of Trustees of each Trust on June 17, 2020.

IN WITNESS WHEREOF, I have hereunto set my hand this 30th day of July, 2020.

By:
Name:	Kevin J. Carr
Title:	Senior Vice President, Chief Legal Officer, Counsel and Secretary

One Financial Plaza, Hartford, CT 06103    800.248.7971

Securities distributed by VP Distributors, LLC

CERTIFICATE OF SECRETARY

OF

VIRTUS ALTERNATIVE SOLUTIONS TRUST

VIRTUS VARIABLE INSURANCE TRUST

(each, a “Trust”)

The undersigned, Kevin J. Carr, being the Senior Vice President and Assistant Secretary of each Trust, each a Delaware statutory series trust, hereby certifies that attached hereto is a true and correct copy of resolutions adopted by the Board of Trustees of each Trust on June 17, 2020.

IN WITNESS WHEREOF, I have hereunto set my hand this 30th day of July, 2020.

By:
Name:	Kevin J. Carr
Title:	Senior Vice President and Assistant Secretary

One Financial Plaza, Hartford, CT 06103    800.248.7971

Securities distributed by VP Distributors, LLC

CERTIFICATE OF SECRETARY

OF

VIRTUS GLOBAL MULTI-SECTOR INCOME FUND

(the “Fund”)

The undersigned, Jennifer Fromm, being the Vice President, Chief Legal Officer, Counsel and Secretary of the Fund, a Delaware statutory trust, hereby certifies that attached hereto is a true and correct copy of resolutions adopted by the Board of Trustees of the Fund on June 17, 2020.

IN WITNESS WHEREOF, I have hereunto set my hand this 27th day of July, 2020.

/s/ Jennifer Fromm
Jennifer Fromm
Vice President, Chief Legal Officer, Counsel and Secretary

CERTIFICATE OF SECRETARY

OF

DUFF & PHELPS SELECT MLP AND MIDSTREAM ENERGY FUND INC.

VIRTUS TOTAL RETURN FUND INC.

(each, a “Fund”)

The undersigned, Jennifer Fromm, being the Vice President, Chief Legal Officer, Counsel and Secretary of each Fund, each a Maryland corporation, hereby certifies that attached hereto is a true and correct copy of resolutions adopted by the Board of Directors of each Fund on June 17, 2020.

IN WITNESS WHEREOF, I have hereunto set my hand this 27th day of July, 2020.

/s/ Jennifer Fromm
Jennifer Fromm
Vice President, Chief Legal Officer, Counsel and Secretary

DNP SELECT INCOME FUND INC.

DUFF & PHELPS UTILITY AND INFRASTRUCTURE FUND INC.

DUFF & PHELPS UTILITY AND CORPORATE BOND TRUST INC.

DTF TAX-FREE INCOME INC.

RESOLUTIONS ADOPTED BY THE BOARD OF DIRECTORS ON JUNE 11, 2020

WITH RESPECT TO THE FIDELITY BOND FOR THE ABOVE-REFERENCED FUNDS

RESOLVED,	that the Board of Directors (the “Board”) of each of DNP Select Income Fund Inc., Duff & Phelps Utility and Infrastructure Fund Inc., Duff & Phelps Utility and Corporate Bond Trust Inc. and DTF Tax-Free Income Inc. (collectively, the “Funds”), including a majority of the directors who are not “interested persons” (as defined in the Investment Company Act of 1940, as amended (the “1940 Act”)), of each Fund (the “Independent Directors”), hereby approves the renewal of each Fund’s fidelity bond coverage jointly with Duff & Phelps Investment Management Co. (“DPIM”), Virtus Fund Services, LLC (“VFS”) and other insureds meeting the requirements of Rule 17g-1(b)(3) under the 1940 Act (the “Joint Fidelity Bond”), in the form presented to the Board, having an aggregate coverage amount equal to at least 120% of the aggregate of the minimum required coverages for each entity insured thereunder, and issued by an insurer having a rating of “A” or higher from A.M. Best Company (“A.M. Best”), with due consideration having been given to all relevant factors including, but not limited to, the value of the aggregate assets of each Fund to which any covered person may have access, the type and terms of the arrangements made for the custody and safekeeping of such assets and the nature of the securities in each Fund’s portfolio.

FURTHER
RESOLVED,	that the Board, including a majority of the Independent Directors, hereby approves the allocation to each Fund of a portion of the premium for the Joint Fidelity Bond in accordance with the following formula: not more than 50% to the insured funds (allocated based on gross assets at August 31, 2020), and not less than 50% to DPIM, VFS and their affiliates, with due consideration having been given to all relevant factors including, but not limited to, the number of the other parties named as insureds, the nature of the business activities of such other parties, the amount of the Joint Fidelity Bond, and the amount of the premium for such bond, the ratable allocation of the premium among all parties named as insureds, and a representation from DPIM that the share of the premium allocated to each Fund is less than the premium the Fund would have had to pay if it had provided and maintained a single insured bond.

FURTHER
RESOLVED,	that each Fund shall enter into an agreement with all of the other named insureds under the Joint Fidelity Bond (a “Joint Insured Bond Agreement”), providing that in the event recovery is received under the Joint Fidelity Bond as a result of a loss sustained by the Fund and one or more other named insureds, the Fund shall receive an equitable and proportionate share of the recovery, but at least equal to the amount which it would have received had it provided and maintained a single insured bond with the minimum coverage required by Rule 17g-1(d)(1) under the 1940 Act.

FURTHER
RESOLVED,	that the officers of each Fund be, and they hereby severally are, authorized and directed to execute and deliver, in the name and on behalf of the Fund, a Joint Insured Bond Agreement, in such form as counsel may approve.
FURTHER
RESOLVED,	that the Secretary of each Fund is designated as the officer responsible for making or causing to be made, on behalf of the Fund, any filings and giving any notices required by Rule 17g-1 under the 1940 Act with respect to the Joint Fidelity Bond and Joint Insured Bond Agreement.

FURTHER
RESOLVED,	that the Board, including a majority of the Independent Directors, hereby approves the procurement of each Fund’s professional liability insurance coverage jointly with DPIM and the other funds advised by DPIM (the “Joint Professional Liability Program”), in the form presented to the Board and with subsequent final authorization from the Chairman of the Board, consisting of a primary layer of $10 million in shared coverage and an excess layer of $5 million in shared coverage, in each case issued by one or more insurers having a rating of “A” or higher from A.M. Best, the Board having determined that each Fund’s participation in the Joint Professional Liability Program is in the best interests of the Fund.

FURTHER
RESOLVED,	that the Board, including a majority of the Independent Directors of each Fund, hereby approves, with subsequent final authorization from the Chairman of the Board, the procurement of an additional $5 million in independent director liability coverage that is solely for the benefit of the independent directors of the Funds (the “Independent Director Supplemental Coverage”) and is issued by an insurer having a rating of “A” or higher from A.M. Best, the Board having determined that each Fund’s participation in the Independent Director Supplemental Coverage is in the best interests of the Fund.

FURTHER
RESOLVED,	that the Board, including a majority of the Independent Directors, hereby approves, as being fair and reasonable to each Fund, the allocation to each Fund of a portion of the premium for the Joint Professional Liability Program and the Independent Director Supplemental Coverage in accordance with the following formulas: (i) in the case of the Joint Professional Liability Program, the premium shall be allocated 55% to DPIM and 45% to the funds advised by DPIM; (ii) in the case of the Independent Director Supplemental Coverage, the premium shall be allocated 100% to the Funds; (iii) within each category, the premium shall be allocated among the covered entities based on each entity’s net assets or managed assets (as applicable) as of June 30, 2020 (or such other date approved by the Board or its Executive Committee as will provide for an equitable allocation among the covered entities); and (iv) in the case of the Funds, managed assets are defined as net assets applicable to common stock plus leverage represented by senior securities.

FURTHER
RESOLVED,	that the officers of each Fund be, and they hereby are, authorized to acquiesce in the inclusion of other parties to the Joint Insured Bond, the Joint Professional Liability Program and the Independent Director Supplemental Coverage and the addition of parties to the Joint Insured Bond Agreement, from time to time, in each case upon the advice of counsel and without further approval, provided, however, that in the case of the Joint Insured Bond, the aggregate coverage limit of the bond shall at all times be at least equal to the aggregate of the minimum required coverages for each named insured under such bond.

FURTHER
RESOLVED,	that the renewal of the Joint Fidelity Bond, the Joint Professional Liability Program and the Independent Director Supplemental Coverage authorized by the foregoing resolutions is hereby made conditional upon the Treasurer of the Funds furnishing the Chairman of the Board with the final premium quotes for those insurance programs (and the respective portions thereof allocable to each Fund) and securing the approval of the Chairman of the Board for those amounts.

FURTHER
RESOLVED,	that in granting the authorizations and approvals set forth above, the Chairman of the Board shall be acting as a committee of one, with full power to act on behalf of the Board of each Fund, pursuant to Section 3.01 of the bylaws of each Fund.

FURTHER
RESOLVED,	that the officers of the Fund be, and each of them hereby is, authorized and directed to do all other acts and things and execute and deliver all documents and instruments as each of them shall deem necessary or appropriate to carry out the foregoing resolutions.

FURTHER
RESOLVED,	that all actions heretofore taken by any officer of the Fund in connection with any matter referred to in any of the foregoing resolutions are hereby approved, ratified and confirmed in all respects as fully as if such actions had been presented to the Board for its approval prior to such actions being taken.

CERTIFICATE OF SECRETARY

OF

DNP SELECT INCOME FUND INC. (“DNP”)

DUFF & PHELPS UTILITY AND INFRASTRUCTURE FUND INC. (“DPG”)

DUFF & PHELPS UTILITY AND CORPORATE BOND TRUST INC. (“DUC”)

DTF TAX-FREE INCOME INC. (“DTF”)

(each, a “Fund”)

The undersigned, Jennifer S. Fromm, being the Vice President and Secretary of DNP, DPG and DTF and the Assistant Secretary of DUC, each a Maryland corporation, hereby certifies that attached hereto is a true and correct copy of resolutions adopted by the Board of Directors of each Fund on June 11, 2020.

IN WITNESS WHEREOF, I have hereunto set my hand this 31st day of July, 2020.

/s/ Jennifer S. Fromm
Jennifer S. Fromm
Vice President and Secretary of DNP, DPG and DTF and Assistant Secretary of DUC

ETFIS SERIES TRUST I

VIRTUS ETF TRUST II

RESOLUTIONS ADOPTED BY THE BOARD OF TRUSTEES ON MAY 27, 2020

WITH RESPECT TO THE FIDELITY BOND FOR THE ABOVE-REFERENCED TRUSTS

RESOLVED,	that, due consideration having been given to the value of the aggregate assets of the funds of the Trust to which any officer or employee of the Trust may have access, the type and terms of the arrangements made for the custody and safekeeping of such assets, and the nature of the securities in the funds of the Trust, it is hereby determined that a joint Investment Company Blanket Bond in an amount as presented to the Trustees will adequately protect the funds of the Trust against larceny and embezzlement by any officer or employee of the Trust, and is in the best interests of the funds of the Trust and shareholders, and is hereby approved; and further

RESOLVED,	that due consideration having been given to the amount of the Investment Company Blanket Bond, the coverage of investment advisers, the distributor of the funds of the Trust and their applicable affiliates including Virtus Partners, Inc. and Virtus Investment Partners, Inc. as parents to the affiliated service providers, in addition to the funds of the Trust, and the nature of the activities of such additional insureds, it is hereby determined that an allocation of the aggregate premiums among the funds of the Trust and the other covered funds on the basis of average net assets after applying a portion of the premium to those certain Virtus affiliated parties is fair and reasonable; and further

RESOLVED,	that the officers of the Trust be, and they hereby are, authorized to acquiesce in the inclusion of other parties to the Investment Company Blanket Bond and the addition of parties to the Joint Insured Bond Agreement, from time to time, in each case upon the advice of counsel and without further approval, provided however, that in the case of the Investment Company Blanket Bond, the minimum coverage for each fund insured by such bond be, in the aggregate, no less than the amount required pursuant to Rule 17g-1 under the Investment Company Act of 1940, as amended.

1540 Broadway, New York, NY 10036    212.593.4383

Securities distributed by ETF Distributors, LLC

CERTIFICATE OF SECRETARY

OF

ETFis SERIES TRUST I

VIRTUS ETF TRUST II

(each, a “Trust”)

The undersigned, Kevin J. Carr, being the Secretary of each Trust, each a Delaware statutory trust, hereby certifies that attached hereto is a true and correct copy of resolutions adopted by the Board of Trustees of each Trust on May 27, 2020.

IN WITNESS WHEREOF, I have hereunto set my hand this 30th day of July, 2020.

Kevin J. Carr
Secretary

1540 Broadway, New York, NY 10036    212.593.4383

Securities distributed by VP Distributors, LLC